JPMORGAN FUNDS

COMBINED AMENDED AND RESTATED
RULE 18f-3 MULTI-CLASS PLAN

(Amended as of June 15, 2006)

I. Introduction

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), the following sets forth the method for allocating fees and expenses among each class of shares (“Shares”) of the underlying investment funds of the investment companies listed on Exhibit A (each a “Company”) that issues multiple classes of shares (the “Multi-Class Funds”). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II. Allocation of Expenses

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board’s discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

1.	transfer agent fees identified by the transfer agent as being attributable to such class of shares;

2.

printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

3.	blue sky fees incurred by such class of shares;

4.	Securities and Exchange Commission registration fees incurred by such class of shares;

5.

the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

6.	litigation or other legal expenses relating solely to such class of shares;

7.	Trustees fees incurred as result of issues relating to such class of shares; and

8.	independent accountants’ fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

Class Arrangements.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund’s current Prospectus and Statement of Additional Information.

Variable NAV Funds

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R

Initial Sales Load

EQUITY: Up to 5.25% of offering price

FIXED INCOME (ex-SHORT-TERM): Until August 1, 2006, up to 4.50% of offering price. Effective August 1, 2006, up to 3.75% of offering price.

SHORT-TERM[1]: Until August 1, 2006, up to 3.00% of offering price. Effective August 1, 2006, up to 2.25% of offering price.

		None	None	None	None	None	Up to 1.50% of offering price for Short-Term Bond Fund II and up to 3.00% of offering price for Strategic Income Fund	None	None

Contingent Deferred Sales Charge (CDSC) [2]

SHORT TERM: 0.50% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase. If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

FIXED INCOME: For Class A Shares purchased before August 1, 2006, 1.00% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.50% for shares redeemed or exchanged into a money market fund between 12 and 24 months after purchase. For Class A Shares purchased on or after August 1, 2006,

EQUITY AND FIXED INCOME (ex-SHORT-TERM): 5.00% in the first year, declining to 1.00% in the sixth year and eliminated thereafter.

SHORT-TERM: 3.00% in the first year, declining to 1.00% in the fourth year and eliminated thereafter.

			1.00% in the first year and eliminated thereafter.	None	None	None	None	None	None

*	Closed to new investors.

[1]	The JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B with a ^ (“Short-Term Funds”).

[2]

For shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased prior to February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R

0.75% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.35% for shares redeemed or exchanged into a money market fund between 12 and 24 months. If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

EQUITY: 1.00% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.50% for shares redeemed or exchanged into a money market fund between 12 and 18 months after purchase. If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Rule 12b-1 Distribution Fees	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	0.35% per annum of average daily net assets of Short Term Bond Fund II and 0.50% per annum of average daily net assets of Strategic Income Fund	None	None

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R

Shareholder Servicing Fees [3]	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	None	Up to 0.25% per annum of average daily net assets of Short Term Bond Fund II and 0.30% per annum of average daily net assets of Strategic Income Fund	Up to 0.35% per annum of average daily net assets.	Up to 0.05% per annum of average daily net assets.

[3]

The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R

Conversion Features	None

Convert to Class A Shares on the first business day of the month following the eighth anniversary of the original purchase (EQUITY and FIXED INCOME FUNDS) or sixth anniversary of original purchase (SHORT-TERM FUNDS), based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.

			None	None	None	None	None	None	None

Exchange Privileges[4]

Class A Shares of a Fund may be exchanged (i) for Class A Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements; or (ii) for Morgan Shares of a JPMorgan money market fund.

Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Funds.

Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short Term Municipal Bond Fund, and JPMorgan Ultra Short Term Bond Fund (“Short Term Bond Funds”) may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Term Bond Funds. Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, other than for Class C Shares of the Short Term Bond Funds.

Select Class Shares of a Fund may be exchanged for Select Class Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.[5]

Institutional Class Shares of a Fund may be exchanged for Institutional Class Shares of another non-money market JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.

						Ultra Shares of a Fund may be exchanged for Ultra Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	Class M Shares of the Fund may be exchanged for Class M Shares of certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	None	Class R Shares of a Fund may be exchanged for Class R Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.

[4]

Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-1 Multi-Class Plan, “JPMorgan Funds” include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.

Money Market Funds

	Morgan	Reserve	Class B	Class C	Institutional	Premier	Agency	Capital	Cash Management

Initial Sales Load	None	None	None	None	None	None	None	None	None

Contingent Deferred Sales Charge (CDSC)[6]	None	None	5.00% in the first year, declining to 1.00% in the sixth year and eliminated thereafter.	1.00% in the first year and eliminated thereafter.	None	None	None	None	None

Rule 12b-1 Distribution Fees	0.10% per annum of average daily net assets (except JPMorgan Prime Money Market Fund).	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	0.50% per annum of average daily net assets.

Shareholder Servicing Fees[7]	Up to 0.35% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.15% per annum of average daily net assets.	Up to 0.05% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.

Conversion Features	None	None

Convert to Morgan Shares on the first business day of the month following the eighth anniversary of the original purchase, based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.

				None	None	None	None	None	None

Exchange Privileges[8]	Morgan Shares may be exchanged for Morgan Shares of certain other JPMorgan Funds or Class A Shares of another JPMorgan Fund, subject to any applicable initial sales load.	Reserve Shares may be exchanged for shares of the same class in certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Funds.

Class C Shares of the Short Term Bond Funds may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Term Bond Funds. Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, other than for Class C Shares of the Short Term Bond Funds.

					Institutional Class Shares may be exchanged for shares of the same class in certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Premier Shares may be exchanged for shares of the same class in certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Agency Shares may be exchanged for shares of the same class in certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Capital Shares may be exchanged for shares of the same class in certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	None.

[6]

For shares purchased after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased through February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.

[7]

The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

[8]

Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. See note 4 above for definition of “JPMorgan Funds” for purposes of the exchange privileges.

E*Trade

Initial Sales Load	None
Contingent Deferred Sales Charge (CDSC)	None
Rule 12b-1 Distribution Fees	0.60% per annum of average daily net assets
Shareholder Servicing Fees	Up to 0.30% per annum or average daily net assets
Conversion Features	None
Exchange Privileges	None

Other Shareholder Services.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds’ shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

Conversions.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) in the ninth year (seventh year for Short-Term Funds) after the date of purchase, together with the pro rata portion of all Class B Shares representing dividends and other distributions paid in additional Class B Shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth (sixth for Short-Term Funds) anniversary of the original purchase.

After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Class A Shares”) which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Morgan Shares”) which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

Redemption Fees.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased after February 18, 2005 and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund’s then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds’ prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan’s entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy. Redemptions made by affiliated funds of funds relying on Section 12(d)(1)(G) of the 1940 Act qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A Shares received in connection with the conversion of Class B Shares. The Funds do not require a redemption fee if the amount of such fee would be less than $50. Financial Intermediaries may have a lower minimum or no minimum for charging redemption fees. In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Funds’ registration statement.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Dividends.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

Board Review.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective: February 19, 2005
Amended and Restated effective: June 15, 2006

EXHIBIT A

Investment Companies Adopting this Combined Rule 18f-3 Multi-Class Plan

(as of May 18, 2006)

Name of the Trust

Name of Entity	State and Form of Organization

J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation
J.P. Morgan Mutual Fund Group	Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust
JPMorgan Trust I	Delaware statutory trust
Undiscovered Managers Funds	Massachusetts business trust

EXHIBIT B

Multi-Class Funds Covered under Combined Rule 18f-3 Multi-Class Plan

(Amended as of June 15, 2006)

Variable NAV Funds

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor	Class R

Highbridge Statistical Market Neutral Fund	X		X	X	X
JPMorgan Asia Equity Fund*	X			X	X
JPMorgan Bond Fund	X	X	X	X	X	X
JPMorgan California Tax Free Bond Fund	X	X	X	X	X
JPMorgan Capital Growth Fund	X	X	X	X
JPMorgan Disciplined Equity Fund	X			X	X	X
JPMorgan Diversified Fund	X	X	X	X	X
JPMorgan Dynamic Small Cap Fund	X	X	X	X
JPMorgan Emerging Markets Debt Fund*	X		X	X					X
JPMorgan Emerging Markets Equity Fund*	X	X	X	X	X
JPMorgan Enhanced Income Fund^	X			X	X
JPMorgan Global Healthcare Fund* (to be deleted upon liquidation)	X	X	X	X
JPMorgan Growth and Income Fund	X	X	X	X
JPMorgan Intermediate Tax Free Bond Fund	X	X	X	X	X
JPMorgan International Equity Fund*	X	X	X	X	X				X
JPMorgan International Growth Fund*	X	X
JPMorgan International Opportunities Fund*	X	X		X	X
JPMorgan International Small Cap Equity Fund*	X	X		X	X
JPMorgan International Value Fund*	X	X	X	X	X
JPMorgan Intrepid America Fund	X		X	X					X

JPMorgan Intrepid European Fund*	X	X	X	X	X
JPMorgan Intrepid Growth Fund	X		X	X					X
JPMorgan Intrepid Long/Short Fund	X		X	X
JPMorgan Intrepid Multi Cap Fund	X		X	X
JPMorgan Intrepid Value Fund	X		X	X					X
JPMorgan Japan Fund*	X	X	X	X
JPMorgan Market Neutral Fund	X	X			X
JPMorgan Micro Cap Fund	X		X	X	X
JPMorgan Mid Cap Equity Fund	X			X
JPMorgan Growth Advantage Fund (JPMorgan Mid Cap Growth Fund until 8/17/05)	X	X	X	X
JPMorgan Mid Cap Value Fund	X	X	X	X	X
JPMorgan New York Tax Free Bond Fund	X	X	X	X	X
JPMorgan Real Return Fund	X		X	X	X
JPMorgan Short Term Bond Fund II^	X			X			X
JPMorgan Short Term Bond Fund^	X			X	X
JPMorgan Small Cap Core Fund				X
JPMorgan Small Cap Equity Fund	X	X	X	X					X
JPMorgan SmartRetirement Income Fund	X		X	X	X
JPMorgan SmartRetirement 2010 Fund	X		X	X	X
JPMorgan SmartRetirement 2015 Fund	X		X	X	X
JPMorgan SmartRetirement 2020 Fund	X		X	X	X
JPMorgan SmartRetirement 2030 Fund	X		X	X	X
JPMorgan SmartRetirement 2040 Fund	X		X	X	X
JPMorgan Strategic Income Fund (JPMorgan Global Strategic Income Fund* until 6/16/06)	X	X	X	X	X		X
JPMorgan Strategic Small Cap Value Fund	X		X	X

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor	Class R

JPMorgan Tax Aware Core Equity Fund				X
JPMorgan Tax Aware Disciplined Equity Fund					X
JPMorgan Tax Aware Diversified Equity Fund				X
JPMorgan Tax Aware Enhanced Income Fund^	X			X	X
JPMorgan Tax Aware International Fund				X
JPMorgan Intrepid International Fund *	X		X	X	X
JPMorgan Tax Aware Large Cap Growth Fund				X
JPMorgan Tax Aware Large Cap Value Fund				X
JPMorgan Tax Aware Real Return Fund	X		X	X	X
JPMorgan Tax Aware Short-Intermediate Income Fund				X	X
JPMorgan Tax Aware U.S. Equity Fund	X	X	X	X	X
JPMorgan U.S. Equity Fund	X	X	X	X	X	X			X
JPMorgan U.S. Large Cap Core Plus Fund	X		X	X	X				X
JPMorgan U.S. Small Company Fund				X	X
JPMorgan Value Advantage Fund	X		X	X	X
Undiscovered Managers Small Cap Growth Fund	X				X
Undiscovered Managers Behavioral Growth Fund	X	X	X		X			X
Undiscovered Managers Behavioral Value Fund	X	X	X		X
JPMorgan Realty Income Fund (Undiscovered Managers REIT Fund until 12/31/05)	X	X	X		X				X

Money Market Funds

	Capital	Institutional	Agency	Premier	Morgan	Reserve	Class B	Class C	Cash Management	E*TRADE

JPMorgan 100% U.S. Treasury Securities Money Market Fund	X	X	X	X	X	X
JPMorgan California Municipal Money Market Fund					X					X
JPMorgan Federal Money Market Fund		X	X	X	X	X
JPMorgan New York Municipal Money Market Fund					X	X				X
JPMorgan Prime Money Market Fund	X	X	X	X	X	X	X	X	X
JPMorgan Tax Free Money Market Fund		X	X	X	X	X